Exhibit 99.1

Perma-Fix Schedules First Quarter 2016 Earnings Conference Call

ATLANTA – May 13, 2016 — Perma-Fix Environmental Services, Inc. (NASDAQ: PESI) today announced that it will host a conference call at 11:00 a.m. ET on Tuesday, May 17, 2016. The call will be available on the Company’s website at www.perma-fix.com, or by calling 877-407-0778 for U.S. callers, or +1 201-689-8565 for international callers. The conference call will be led by Dr. Louis F. Centofanti, Chief Executive Officer, and Ben Naccarato, Vice President and Chief Financial Officer, of Perma-Fix Environmental Services, Inc.

A webcast will also be archived on the Company’s website and a telephone replay of the call will be available approximately one hour following the call, through midnight May 24, 2016, and can be accessed by calling: 877-660-6853 (U.S. callers) or +1 201-612-7415 (international callers) and entering conference ID: 13637825.

About Perma-Fix Environmental Services

Perma-Fix Environmental Services, Inc. is a nuclear services company and leading provider of nuclear and mixed waste management services. The Company's nuclear waste services include management and treatment of radioactive and mixed waste for hospitals, research labs and institutions, federal agencies, including the DOE, the Department of Defense ("DOD"), and the commercial nuclear industry. The Company’s nuclear services group provides project management, waste management, environmental restoration, decontamination and decommissioning, new build construction, and radiological protection, safety and industrial hygiene capability to our clients. The Company operates four nuclear waste treatment facilities and provides nuclear services at DOE, DOD, and commercial facilities, nationwide.

Through its subsidiary, Perma-Fix Medical, the company has also developed a new process to produce Technetium-99, the most widely used medical isotope in the world. The new process is expected to solve worldwide shortages of Tc-99m as it is less expensive, does not require the use of government-subsidized, weapons-grade materials and can be easily deployed around the world.

Please visit us on the World Wide Web at http://www.perma-fix.com.

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Contacts:

David K. Waldman-US Investor Relations

Crescendo Communications, LLC

(212) 671-1021

Herbert Strauss-European Investor Relations

herbert@eu-ir.com

+43 316 296 316